EXHIBIT 10.3

MUTUAL RELEASE

This Release (this “Release”), dated August 17, 2011 (the “Effective Date”), is provided by TLL Partners, L.L.C. (“TLLP”) and Robert M. McMurrey (“McMurrey”) to Teletouch Communications, Inc., a Delaware corporation (“Teletouch”), in consideration of the certain Registration Rights Agrement and Mutual Release executed and delivered by Teletouch to Retail & Restaurant Growth Capital, L.P. (“RRGC”) and Stratford Capital Partners, L.P. (“Stratford”), pursuant to the Heads of Terms dated August 11, 2011, and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged.

Section 1.   Release by TLLP and McMurrey.  TLLP and McMurrey, on behalf of themselves and on behalf of their past, present, or future partners, agents, representatives, officers, directors, employees, principals, parents, stockholders, owners, investors, managers, members, successors, assigns, attorneys, heirs, and beneficiaries, and all other persons or entities claiming by or through TLLP (collectively, the “TLLP Releasing Parties,”),  hereby release, acquit, hold harmless and forever discharge Teletouch, Teletouch’s subsidiaries, and Teletouch’s present and former partners, agents, representatives, officers, directors, employees, principals, stockholders, owners, investors, managers, members, successors, assigns, attorneys, and beneficiaries (collectively, the “Teletouch Released Parties,”), from any and all past, present, or future claims and causes of action, whether at law or in equity, demands, rights, liabilities, or damages, whether now known or unknown, suspected or unsuspected, from the beginning of time until the date hereof (collectively, the “Released Claims Against Teletouch Parties”).  Notwithstanding the foregoing, nothing herein shall be construed to mean or have the effect of releasing, resolving, or settling (a) any rights or obligations possessed by or inuring to the benefit of McMurrey by virtue of his being or having been an officer, director or employee of Teletouch and/or any subsidiary of Teletouch, or arising under the Teletouch articles of incorporation as amended, the Teletouch bylaws as amended, any contract of employment or indemnification to which Teletouch and McMurrey are parties, the Delaware General Corporate Law, or otherwise.

Section 2.   No Admission of Liability.  The execution of this Release does not constitute in any manner whatsoever an admission of liability on the part of any parties hereto for any matters covered by this Release, and such liability is specifically denied.

Section 3.   Covenant Not to Sue.  Each of TLLP and McMurrey, on behalf of themselves and the other TLLP Releasing Parties, hereby covenants not to sue, file or initiate, any civil action, whether in court or in an arbitration proceeding, against Teletouch, and the other Teletouch Released Parties relating to any Released Claims Against Teletouch Parties.

Section 4.   Rightful Owner of Claims.  TLLP and McMurrey represent and warrant that each is the rightful owner of the claims, rights, and/or interests which are the subject matter of the Released Claims Against Teletouch Parties, and that they have not assigned any such claims, in whole or in part, that each has asserted or may have asserted against the Teletouch Released Parties.

Section 5.   Waiver.  Any term of this Release may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition.  No waiver by any party of any term or condition of this Release, in any one or more instances, shall be deemed to be a waiver of any other term or condition nor construed as a waiver of the same or any other term or condition of this Release on any future occasion.  All remedies, either under this Release or by any laws or otherwise afforded, will be cumulative and not alternative.

Section 6.   Amendment.  This Release may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

Section 7.   No Assignment; Binding Effect.  Neither this Release nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void, except for assignments and transfers by operation of any laws.  Subject to the preceding sentence, this Release is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

Section 8.   Several Liability.  The releases, covenants, undertakings and obligations made herein by the parties hereto  are several and not joint.

Section 9.   Communications. All notices or other communications hereunder shall be in writing and shall be given by personal delivery, by courier or other delivery service (which obtains a receipt evidencing delivery) or by registered or certified mail (postage prepaid and return receipt requested) addressed as set forth below:

If to TLLP And McMurrey:

Robert McMurrey
TLL Partners, L.L.C.
5718 Airport Freeway
Ft. Worth, TX 76117
Attn: Robert McMurrey
Fax: 817-654-6672
Email:robert.mcmurrey@teletouch.com

With a copy to:

Bracewell & Giuliani LLP
1445 Ross Avenue, Suite 3800
Dallas, TX   75202-2711
Attn: K. Brock Bailey, Esq.
Fax: 214-758-8376
Email:brock.bailey@bgllp.com

If to Teletouch:

Teletouch Communications, Inc.
5718 Airport Freeway
Ft. Worth, TX 76117
Attn: T. A. Hyde, Jr., President and Chief Operating Officer
Fax: 817-654-6672
Email:rmcmurrey@teletouch.com

With a copy to:

Cozen O’Connor
The Army Navy Club Building
1627 I St., NW, Suite 1100
Washington DC    20006
Attn: Ralph V. De Martino, Esq.
Fax: 866-741-8182
Email:rdemartino@cozen.com

or such other address as any party may designate to the other parties hereto in accordance with the aforesaid procedure. All notices and other communications shall be deemed to have been given as of the date of deposit in the United States mail or upon receipt by the party, if personally delivered.

Section 10.   Headings. All article and section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provisions of this Release.

Section 11.   Specific Performance.  The parties hereto agree that the remedy at law for any breach of this Release will be inadequate and that any party by whom this Release is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.  Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Release or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

Section 12.   Entire Release. This Release constitutes the entire understanding and Release between the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous written and oral negotiations, discussions, Releases and understandings with respect to such subject matter. No prior drafts of this Release and no words or phrases from any such prior drafts shall be admissible into evidence in any action, suit or other proceeding involving this Release.

Section 13.   Counterparts. This Release may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Section 14.   Costs of Enforcement. If any action or proceeding is instituted by Teletouch to enforce or construe any provision of this Release, the prevailing party in such action or proceeding shall be entitled to recover from the other party all of its costs and expenses incurred by such prevailing party, including without limitation, reasonable attorneys’ fees and disbursements.

Section 15.   Applicable Law, Jurisdiction, Venue. The validity, legality, enforceability and interpretation of this Release shall be governed by the laws of the State of Texas, without giving effect to principles of conflict of laws. Venue with respect to any matter related hereto shall be held in the courts in Dallas County, Texas and the Northern District of Texas.

Section 16.   Interpretation. All of the parties to this Release have participated in the negotiation and drafting of this Release. Accordingly, the parties waive any statutory provision, judicial precedent or other rule of law to the effect that contractual ambiguities are to be construed against the party who shall have drafted this Release.

Section 17.   Third Party Beneficiaries.  The parties agree and acknowledge that the Teletouch Released Parties set forth in Section 1 are third party beneficiaries under this Release and shall have the ability to enforce their rights under the terms of this Release against the TLLP Releasing Parties.

[SIGNATURE PAGE FOLLOWS]

Executed by the parties hereto to be effective and binding as of the date first set forth above.

TLL PARTNERS, L.L.C.

By:	/s/ Robert M. McMurrey
Name:	Robert M. McMurrey
Title:	Sole Manager

ROBERT McMURREY

By:	/s/ Robert McMurrey